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EXHIBIT 5
to SCHEDULE 13D



                              VARI-L COMPANY, INC.

                      RESALE REGISTRATION RIGHTS AGREEMENT

                                 OCTOBER 7, 2002

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                              VARI-L COMPANY, INC.

                      RESALE REGISTRATION RIGHTS AGREEMENT

     This Resale Registration Rights Agreement (the "Agreement") is made and entered into as of October 7, 2002 by and between Vari-L Company, Inc., a Colorado corporation (the "Company") and Sirenza Microdevices, Inc., a Delaware corporation (the "Investor").

                                    RECITALS

     WHEREAS, the Company desires for the Investor to provide a loan facility of up to $5,300,000 to the Company on the terms and conditions stated in the Loan Agreement between the Company and the Investor dated the date hereof (the "Loan Agreement");

     WHEREAS, pursuant to the Loan Agreement, the Company intends to issue to the Investor a $1,300,000 principal amount convertible promissory note (the "Tranche A Note"), the face amount of which shall be convertible into fully paid, nonassessable shares of Common Stock (as defined below) of the Company (the "Note Shares") upon the terms and subject to the conditions set forth in the Loan Agreement and the Tranche A Note; and

     WHEREAS, as an inducement for the Investor to enter into the Loan Agreement, the Company desires to enter into this Agreement with the Investor.

     1.   RIGHTS OF INVESTORS

     The Company hereby grants to the Investor the registration rights and other rights contained herein (collectively the "Investor Rights"). The Investor accepts the Investor Rights, and agrees to be bound by the obligations contained herein.

     2.   REGISTRATION RIGHTS.

          2.1 Definitions.

              (a) Common Stock. The term "Common Stock" means shares of common stock of the Company, par value $0.01.

              (b) Exchange Act. The term "Exchange Act" means the Securities Exchange Act of 1934, as amended.

              (c) Form S-1. The term "Form S-1" means such form under the Securities Act as is in effect on the date hereof or any successor registration form under the Securities Act subsequently adopted by the SEC.

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                (d) Form S-3. The term "Form S-3" means such form under the
Securities Act as is in effect on the date hereof or any successor registration form under the Securities Act subsequently adopted by the SEC which permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC.

                (e) Holder. The term "Holder" means any person owning of record Registrable Securities that have not been sold to the public in a registered offering or pursuant to Rule 144 promulgated under the Securities Act or any assignee of record of such Registrable Securities to whom rights under this
Section 2 have been duly assigned in accordance with this Agreement.

                (f) Registrable Securities. The term "Registrable Securities" means: (i) all Note Shares issued or issuable pursuant to the Tranche A Note, and (ii) any shares of the Common Stock of the Company or other securities issued in connection with any stock split, stock dividend, recapitalization or similar event relating to the foregoing; excluding in all cases, however, any Registrable Securities sold by a person in a transaction in which rights under this Section 2 are not assigned in accordance with this Agreement or any Registrable Securities sold to the public in a registered offering or sold pursuant to Rule 144 promulgated under the Securities Act.

                (g) Registration. The terms "register," "registered," and "registration" refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of effectiveness of such registration statement.

                (h) Registration Expenses. "Registration Expenses" shall mean all expenses incurred by the Company in complying with Section 2.2 hereof, including, without limitation, all registration and filing fees, listing fees, printing expenses, fees and disbursements of counsel and accountants for the Company, fees and expenses of one counsel for all the Holders (not to exceed $25,000), blue sky fees and expenses and the expense of any special audits incident to or required by any such registration (but excluding the compensation of regular employees of the Company, which shall be paid in any event by the Company).

                (i) SEC. The term "SEC" or "Commission" means the U.S. Securities and Exchange Commission.

                (j) Securities Act. "Securities Act" shall mean the Securities Act of 1933, as amended.

                (k) Selling Expenses. "Selling Expenses" shall mean all underwriting discounts and selling commissions applicable to the sale of Registrable Securities.

          2.2   Resale Registration.

                (a) Required Registration. The Company shall:

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                    (i)   as soon as practicable, but no later than 30 days
after the date of original issuance of the Note Shares pursuant to the conversion of the Tranche A Note (the "Shelf Filing Deadline"), cause to be filed with the Commission a registration statement on Form S-1 (or, to the extent available to the Company, Form S-3) pursuant to Rule 415 promulgated under the Securities Act (the "Shelf Registration Statement"), which Shelf Registration Statement shall provide for the offer and sale of all Registrable Securities held by Holders that have provided to the Company the information required pursuant to the terms of Section 2.6 hereof;

                    (ii) use its reasonable efforts to cause the Shelf Registration Statement to be declared effective by the Commission as promptly as practicable, but not later than 120 days after the date of original issuance of the Note Shares pursuant to the conversion of the Tranche A Note (the "Effectiveness Target Date"); and

                    (iii) upon and after the declaration of the effectiveness of the Shelf Registration Statement by the Commission, use its reasonable efforts to keep the Shelf Registration Statement continuously effective, supplemented and amended as required by the provisions of Section 2.5 hereof (subject to the right of the Company to suspend the use of the Shelf Registration Statement by delivery of a Suspension Notice in accordance with Section 2.5 hereof) to the extent necessary to ensure that (A) it is available for resales of Registrable Securities by the Holders, and (B) conforms with the requirements of this Agreement and the Securities Act and the rules and regulations of the Commission promulgated thereunder as announced from time to time, for a period (the "Effectiveness Period") ending on the earliest of:

                    (1) the date when the Holders of Registrable Securities are able to sell all such Registrable Securities immediately without restriction pursuant to the volume limitation provisions of Rule 144 under the Securities Act; and

                    (2) the date when all of the Registrable Securities of the Holders have been registered under the Shelf Registration Statement and have been disposed of in accordance with the Shelf Registration Statement.

          2.3   Liquidated Damages.

                (a) Triggers and Amounts. If:

                    (i) the Shelf Registration Statement is not filed with the Commission prior to or on the Shelf Filing Deadline;

                    (ii) the Shelf Registration Statement has not been declared effective by the Commission prior to or on the Effectiveness Target Date;

                    (iii) except as provided in Section 2.5 hereof, the Shelf Registration Statement is filed and declared effective but, during the Effectiveness Period, shall thereafter cease to be effective or usable or the prospectus contained therein ceases to be usable, in either case, in connection with resales of Registrable Securities without being succeeded within five business days

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by a post-effective amendment to the Shelf Registration Statement, a supplement to the prospectus or a report filed with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act that cures such failure and, in the case of a post-effective amendment, is itself immediately declared effective; or

                    (iv) either (1) the use of the prospectus included in the Shelf Registration Statement is suspended by the Company pursuant to Section 2.5(h) hereof for more than 30 days in any particular case or (2) the use of the prospectus included in the Shelf Registration Statement is suspended by the Company pursuant to Section 2.5(h) hereof for more than 60 days in the aggregate in any consecutive twelve-month period,

(each such event referred to in the foregoing clauses (i) through (iv), a "Registration Default"), the Company hereby agrees to pay liquidated damages ("Liquidated Damages") to the Holders of Registrable Securities as follows:

                             (A) from and including the day following the
Registration Default to, but excluding, the earlier of (1) the day on which the Registration Default has been cured, (2) the thirtieth day following the date of the Registration Default, and (3) the date the Shelf Registration Statement is no longer required to be kept effective hereunder, the Company shall reserve and accrue daily for later payment to the account of each Holder an amount of cash in respect of each Registrable Security held by such Holder equal to (x) $3,000 divided by (y) the total number of Registrable Securities outstanding as of the date of the Registration Default; and

                             (B) upon and after the thirtieth day following the
date of the Registration Default, each Holder of Registrable Securities shall have the right to sell the Registrable Securities held by him, her or it to the Company for a cash price per share equal to the greater of:

                             (1) (x) $1,300,000 divided by (y) the total number
of Note Shares originally issued upon conversion of the Tranche A Note (as adjusted for any stock split, stock dividend, recapitalization or similar event applicable to such shares through that date); and

                             (2) the average of the daily closing price per
share of the Common Stock of the Company as quoted on the OTC Bulletin Board or any nationally-recognized securities exchange or interdealer quotation system for the thirty trading days prior to and including the thirtieth day following the Registration Default.

                (b) Payment. All Liquidated Damages accrued pursuant to subsection (A) above by reason of a Registration Default shall be paid in arrears to the Holders by the Company on the earlier of (1) the day on which such Registration Default has been cured, (2) the thirtieth day following the date of such Registration Default, and (3) the date the Shelf Registration Statement is no longer required to be kept effective hereunder. Upon the cure of any Registration Default, the accrual of Liquidated Damages pursuant to subsection (A) above in respect of such Registration Default will cease. Any Holder of Registrable Securities may exercise its right to sell its Registrable Securities to the Company on the terms stated in subsection (B) above by delivering the certificate(s)

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representing such Registrable Securities (or an executed affidavit of loss in form reasonably acceptable to the Company, without any requirement of a bond or other security) to the principal executive offices of the Company, along with a written demand for payment hereunder. With each payment of Liquidated Damages remitted to a Holder by the Company pursuant hereto, the Company shall provide a written calculation (performed in accordance with the terms of this Section) of the Liquidated Damages so paid.

               (c) Acknowledgement of Reasonableness. The parties hereto agree that the Holders of Registrable Securities will suffer damages, and that it will not be feasible to ascertain the extent of such damages with precision, if a Registration Default occurs. The parties hereto further agree that the Liquidated Damages provided for in this Section constitute a reasonable estimate of the damages that may be incurred by Holders of Registrable Securities by reason of a Registration Default. Therefore, the parties hereto agree that the sole damages payable for a violation of the terms of this Agreement with respect to which Liquidated Damages is expressly provided for (including any non-compliance with a covenant that results, directly or indirectly, in a Registration Default) shall be such Liquidated Damages.

          2.4 Expenses of Registration. All Registration Expenses incurred in connection with any registration or attempted registration pursuant hereto shall be borne by the Company, and all Selling Expenses shall be borne by the Holders of the Registrable Securities so registered pro rata on the basis of the number of their shares so registered by each such Holder.

          2.5 Obligations of the Company. Whenever required to effect the registration of any Registrable Securities under this Agreement, the Company shall, as expeditiously as reasonably possible:

               (a) Prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its reasonable efforts to cause such registration statement to become effective, and keep such registration statement effective until the distribution is completed.

               (b) Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement.

               (c) Furnish to the Holders such number of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and all amendments and supplements thereto, and such other documents as they may reasonably request in order to facilitate the disposition of the Registrable Securities owned by them that are included in such registration.

               (d) Use its reasonable efforts to register, list on the same exchange as all other listed company shares and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the

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Holders, provided, however, that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

               (e) In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter(s) of such offering. Each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement.

               (f) Notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing and, following such notification, promptly deliver to each Holder copies of all amendments or supplements referred to in paragraphs (b) and (c) of this Section.

               (g) Furnish, at the request of any Holder registering Registrable Securities, on the date that such Registrable Securities are delivered to the underwriters for sale, if such securities are being sold through underwriters, (i) an opinion, dated as of such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering addressed to the underwriters, if any, and if there are no underwriters, to the Holders requesting registration of Registrable Securities and (ii) a "comfort" letter dated as of such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering and reasonably satisfactory to a majority in interest of the Holders requesting registration, addressed to the underwriters.

               (h) Notwithstanding the foregoing, in the event (i) of the happening of any Suspension Event (as defined below) or (ii) that, in the good faith judgment of the board of the directors of the Company, it is advisable to suspend the use of the prospectus for a discrete period of time due to pending material Company developments that have not yet been publicly disclosed and as to which the board of directors of the Company determines in good faith that public disclosure would be materially prejudicial to the Company, the Company shall deliver a certificate in writing, signed by an authorized executive officer of the Company, to the Holders (a "Suspension Notice"), to the effect of the foregoing and thereafter the use of the prospectus shall be suspended, and the Company, subject to the terms of this Section 2.5(h), shall thereafter not be required to maintain the effectiveness or update the Shelf Registration Statement. The Company will use its commercially reasonable efforts to ensure that the use of the prospectus may be resumed as soon as practicable, in the case of suspension under Section 2.5(h)(i) hereof, and, in the case of a pending material Company development referred to in Section 2.5(h)(ii) hereof, as soon as, in the good faith judgment of the board of directors of the Company, public disclosure of such pending material Company development would not have a material adverse effect on the Company. Notwithstanding the

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foregoing, the Company shall not under any circumstances be entitled to exercise its right under this Section 2.5(h) to suspend the use of the prospectus
(whether as a result of events referred to in Section 2.5(h)(i) hereof or as a result of the pending development or event referred to in Section 2.5(h)(ii) hereof) for more than 30 days in any particular instance and 60 days in the aggregate in any consecutive twelve-month period. The Company shall not be required to specify in the Suspension Notice to the Holders the nature of the event giving rise to the suspension of the use of the prospectus, though it shall be required to restate the standard set forth in this subsection and certify that such standard has been met. A "Suspension Event" shall mean any of the following: (i) any request by the SEC or any other federal or state governmental authority for amendments or supplements to Shelf Registration Statement or related prospectus, (ii) the issuance by the SEC or any other federal or state governmental authority of any stop order suspending the effectiveness of the Shelf Registration Statement, (iii) the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction, and (iv) the existence of any fact or happening of any event which makes any statement of a material fact in the Shelf Registration Statement or related prospectus or any document incorporated or deemed to be incorporated therein by reference untrue or which would require the making of any changes in the Shelf Registration Statement or prospectus in order that, in the case of the Shelf Registration Statement, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and that in the case of the prospectus, it will not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

          2.6 Furnish Information. It shall be a condition precedent to the obligation of the Company to register the Registrable Securities held by each Holder that such Holder shall furnish to the Company such information as the Company may reasonably request in writing regarding such Holder, the Registrable Securities held by them, and the intended method of disposition of such securities as shall be required under the Securities Act to be disclosed in the Shelf Registration Statement to timely effect the registration of Registrable Securities, which writing shall be delivered to each Holder at its address as listed in the Company's stock records, or at such other address as the Holder may provide.

          2.7 Indemnification. In the event any Registrable Securities are included in a registration statement hereunder:

               (a) By the Company. To the extent permitted by law, the Company will indemnify and hold harmless each Holder, the partners, members, officers and directors of each Holder, any underwriter (as defined in the Securities Act) for such Holder and each person, if any, who controls such Holder or underwriter within the meaning of the Securities Act or the Exchange Act against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a "Violation"):

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                    (i)    any untrue statement or alleged untrue statement of a
material fact contained or incorporated by reference in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto;

                    (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or

                    (iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any federal or state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any federal or state securities law in connection with the offering covered by such registration statement;

and the Company will reimburse each such Holder, partner, member, officer or director, underwriter or controlling person for any legal or other expenses reasonably incurred by them, as incurred, in connection with investigating or defending any such loss, claim, damage, liability or action; provided however, that the indemnity agreement contained in this subsection shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable to any such Holder, partner, member, officer or director, underwriter or controlling person for any such loss, claim, damage, liability or action to the extent (and only to the extent) that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished in writing and expressly stated for use in connection with such registration by such person or entity.

               (b) By Selling Holders. To the extent permitted by law, each selling Holder will, severally and not jointly, if Registrable Securities held by such Holder are included in the securities as to which such registration is being effected, indemnify and hold harmless the Company, each of its directors, each of its officers who have signed the registration statement, each person, if any, who controls the Company within the meaning of the Securities Act, any underwriter (as defined in the Securities Act) and any other Holder selling securities under such registration statement or any of such other Holder's partners, members, directors or officers or any person who controls such underwriter or other Holder within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages or liabilities (joint or several) to which the Company or any such director, officer, controlling person, underwriter or other such Holder, member, partner or director, officer or controlling person of such underwriter or other Holder may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder by an instrument duly executed by such Holder and stated to be specifically for use in such registration; and each such Holder will reimburse any legal or other expenses reasonably incurred by the Company or any such director, officer, controlling person, underwriter or other Holder, partner, member, officer, director or controlling person of such other Holder or underwriter in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement

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contained in this subsection shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; and provided further, that the total amounts payable in indemnity by a Holder under this Section in respect of any Violation shall not exceed the net proceeds received by such Holder in the registered offering out of which such Violation arises.

               (c) Notice. Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party shall have the right to retain its own counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential conflict of interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable period of time of the commencement of any such action, if materially prejudicial to its ability to defend such action, shall relieve such indemnifying party of liability to the indemnified party under this Section only to the extent that the indemnifying party's ability to defend such action is so materially prejudiced, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section.

               (d) Survival. The obligations of the Company and Holders under this Section shall survive the completion of any offering of Registrable Securities in a registration statement, and otherwise.

          2.8 Rule 144 Reporting. With a view to making available the benefits of certain rules and regulations of the Commission which may at any time permit the sale of the Registrable Securities to the public without registration, the Company agrees to:

               (a) Make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act, at all times (it being understood that the Company's failure to include in any filing with the Commission the report of an independent accountant expressing an unqualified opinion of the Company's statements of operations, cash flows and shareholders' equity for periods ending on or before June 30, 2000, or on its balance sheet as of any date prior to June 30, 2000, shall not be considered a violation hereof);

               (b) Use its reasonable efforts to file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and

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               (c)  So long as a Holder owns any Registrable Securities, to furnish to the Holder forthwith upon request a written statement by the Company as to its compliance with the reporting requirements of Rule 144, and of the Securities Act and the Exchange Act, a copy of the most recent annual or quarterly report of the Company, and such other reports and documents of the Company as a Holder may reasonably request in availing itself of any rule or regulation of the Commission allowing a Holder to sell any such securities without registration.

          2.9 Assignment of Registration Rights. The rights of a Holder under this Agreement may be assigned by any Holder in connection with any transfer or assignment by a Holder of Registrable Securities provided that: (i) such transfer may otherwise be effected in accordance with applicable securities laws, and (ii) such other party agrees in writing with the Company to be bound by all of the provisions of this Agreement.

     3. LEGENDS. The Investor understands that the share certificates evidencing any Registrable Securities shall be endorsed with the following legends (in addition to any legends required under applicable state securities laws):

               (a) "THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER SAID ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE CORPORATION THAT SUCH REGISTRATION IS NOT REQUIRED."

     4.   MISCELLANEOUS

          4.1 Successors and Assigns. Except as otherwise expressly provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and permitted transferees and permitted assigns of the parties. The Company may not assign its obligations hereunder by operation of law or otherwise without the prior written consent of Investor.

          4.2 Governing Law. This Agreement shall be governed in all respects by the laws of the State of Delaware as applied to contracts made and to be performed entirely within that state between residents of that state.

          4.3 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, and all of which together shall constitute one instrument. Facsimile copies of signature pages hereto shall be deemed binding originals hereunder.

          4.4 Titles and Subtitles. The titles of the paragraphs and subparagraphs of this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

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          4.5  Stock Splits, etc. All share numbers used in this Agreement are subject to adjustment in the case of any stock split, reverse stock split, combination or similar events.

          4.6 Notices. Any notice required or permitted to be given to a party pursuant to the provisions of this Agreement will be in writing and will be deemed given and effective on the earlier of (i) the date of delivery by facsimile, (ii) the business day after deposit with a nationally-recognized courier or overnight service, including Express Mail, for United States deliveries, or (iii) five (5) business days after deposit in the United States mail by registered or certified mail for United States deliveries. All notices not delivered personally or by facsimile will be sent with postage and other charges prepaid and properly addressed to the party to be notified at the address set forth below such party's signature on this Agreement or at such other address as such party may designate by ten (10) days advance written notice to the other parties hereto. All notices for delivery outside the United States will be sent by facsimile, or by nationally recognized courier or overnight service. Any notice given hereunder to more than one person will be deemed to have been given, for purposes of counting time periods hereunder, on the date given to the last party required to be given such notice. Notices to the Company will be marked to the attention of the Chief Financial Officer.

          4.7 Attorneys' Fees. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys' fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

          4.8 Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of all parties hereto; provided, however that with respect to any Holder, the consent of the Investor shall be sufficient to bind such Holder.

          4.9 Severability. If any provision of this Agreement is held to be unenforceable under applicable law, then such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision was so excluded and shall be enforceable in accordance with its terms.

          4.10 Entire Agreement. This Agreement constitutes the full and entire understanding and agreement between the parties with respect to the subject matter hereof and supersedes all prior negotiations, correspondence, agreements, understandings, duties or obligations among the parties with respect to the subject matter hereof.

          4.11 Further Assurances. From and after the date of this Agreement, upon the request of a party, the other parties shall execute and deliver such instruments, documents or other writings as may be reasonably necessary or desirable to confirm and carry out and to effectuate fully the intent and purposes of this Agreement.

          4.12 Termination. This Agreement shall terminate upon the earlier of
(i) the date that all parties hereto agree in writing to so terminate the Agreement, and (ii) the date that all outstanding Registrable Securities have either been repurchased by the Company for cash pursuant to Section 2.3 hereof or sold by the Holders pursuant to a Shelf Registration Statement or pursuant to Rule 144 promulgated under the Securities Act.

                  [Remainder of Page Intentionally Left Blank]

     IN WITNESS WHEREOF, the parties hereto have executed this Resale Registration Rights Agreement as of the date first above written.


                                         VARI-L COMPANY, INC.



                                         /s/ CHARLES R. BLAND
                                         ---------------------------------------
                                         By: Charles R. Bland
                                         Title: C.E.O.

                                         Address:

                                         4895 Peoria Street
                                         Denver, CO 80239
                                         Attention: Chief Financial Officer
                                         Telephone No.: (303) 371-1560
                                         Facsimile No.: (303) 373-3870



                                         INVESTOR


                                         SIRENZA MICRODEVICES, INC.



                                         /s/ GERALD L. QUINNELL
                                         ---------------------------------------
                                         By: Gerald L. Quinnell
                                         Title: EVP Business Development

                                         Address:

                                         522 Almanor Avenue
                                         Sunnyvale, CA 94085
                                         Attention: Chief Financial Officer
                                         Telephone No.: (408) 616-5441
                                         Facsimile No.: (408) 739-0952